UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

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RE/MAX Holdings, Inc.

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On June 1, 2026, RISMedia published the following article:

A New Era, Full Throttle

Industry icon REMAX® is accelerating toward its next chapter

On a brisk March morning in Rhode Island, midway through one of the biggest announcements of his life, Dean deTonnancourt felt a flicker of nerves.

The longtime brokerage owner had assembled his 300 agents—people he cares about deeply, many of whom had been with their national brand for years—to announce the conversion of their successful, six-office firm to the REMAX® brand.

deTonnancourt explained to his agents that he had recognized the need for change, researched every option, and concluded that REMAX was the best way to go. Moving forward, he announced, they would operate as REMAX Revolution.

While the shock of the announcement was audible in the room, deTonnancourt continued to explain the many reasons for the transition. Everyone felt the sincerity behind his emotion, and someone shouted, “We love you, Dean!” from the back of the room.

Agents rose to their feet in a standing ovation. In that moment, deTonnancourt felt absolutely sure about his decision—and his team’s support of it.

His confidence was justified. After all, he was aligning his agents and brokerage—one of the largest in the state—with a global community built on trust, productivity and professionalism. He was expanding the value he could deliver to each agent—through the brand, marketing, technology and services, and a referral network with a presence in 120 countries and territories. And he was reinforcing his own philosophy of putting the interests of agents and clients first.

“They know I care—and that I chose REMAX for them,” deTonnancourt said. “Something exciting is happening at REMAX. You can see it in the brand, the leadership team and the technology. We’re thrilled to be joining right now. A new era is beginning at REMAX—and we want to be part of it.”

Something Exciting, Indeed

deTonnancourt is right. It is, by many measures, the dawning of a new era at REMAX. And, just seven weeks after the REMAX Revolution conversion, that new era became even more compelling.

On April 27 it was announced that RE/MAX Holdings—the parent company of the REMAX and Motto® Mortgage franchise brands—had entered into an agreement to be acquired by Real Brokerage. The transaction is expected to close in the second half of this year, creating a technology-enabled global real estate entity called Real REMAX Group.

“This is a transformational com-bination—one that unites the most iconic brand and one of the largest franchise networks in real estate with the most innovative technology and fastest-growing major public real estate brokerage,” REMAX CEO Erik Carlson told REMAX broker/owners in a town hall on announcement day.

Until the transaction closes, Carlson reiterated, both companies will continue to operate independently, with no business changes for REMAX brokerages or agents. After close, the combination will bring together two unique and complementary companies—with designs on driving more value to agents, franchisees, consumers and shareholders.

Notably, the REMAX brand will stay intact, he said.

“Real recognizes the strength of the REMAX brand. So even after the transaction closes, the REMAX brand will be maintained and continue to operate as a dedicated franchise model,” Carlson said.

REMAX President and Chief Growth Officer Chris Lim, who co-hosted the town hall, reinforced the benefits that could come from the post-close arrangement.

“Agents operating under both brands will be able to keep their respective brands, their economic models and their relationships,” said Lim, echoing the joint press release that was issued earlier that day. “What changes is that both agent groups will now have the support of a significantly larger platform. We believe that makes the agent value proposition more competitive, not less—and we expect it to strengthen retention and accelerate growth. Put simply, the combined platform gives agents more reasons to join and more rea-sons to stay.”

‘A Faster Pace of Play’

The Real REMAX Group announcement arrived amid one of the busiest, most dynamic periods in REMAX history. The senior leadership team Carlson assembled over the past two years—adding decades of high-level industry experience to decades of REMAX insight—has expanded the REMAX value proposition across the business.

“There’s a faster pace of play at REMAX World Headquarters. For the last few years, we’ve been moving quickly—and with purpose—to strengthen the advantages of being with REMAX. And we’re doubling down on the winning culture that de-fines this brand,” Carlson says. “Affiliates are leaning into this new di-rection. They see the value in staying ahead of their competitors.”

Going fast and staying ahead of the competition are key themes in a major REMAX sponsorship. In February, REMAX became the official real estate partner of INDYCAR team, Meyer Shank Racing. Two of the team’s cars are carrying REMAX branding through the full 2026 INDYCAR Series season. The 18-race season stretches from March to September, with each race broadcast nationally on FOX.

“We’re thrilled to join forces with Meyer Shank Racing and bring the REMAX brand to tens of millions of INDYCAR race fans,” says REMAX Chief Marketing Officer Abby Lee. “As the No. 1 name in real estate*, REMAX has a fast-moving, winning mindset, making this relationship an ideal fit. Our involvement is an innovative way to further the brand and create opportunities for REMAX brokerages and agents,” she adds.

Winning More Listings

Creating opportunities for brokerages and agents is the aim of virtually every REMAX initiative.

“Every day, we wake up thinking about helping you win more listings, do it in less time and make more money,” Carlson told thousands of agents at the annual REMAX R4® global event in March. “That’s our purpose. It’s our North Star.”

Winning listings and closing sales, of course, has been a REMAX superpower for years. More than 200 REMAX brokerages qualified for the 2026 RISMedia Power Broker Sur-vey, combining for over 320,000 closed transaction sides and just under $150 billion in sales volume. Within those firms, REMAX agents averaged 11.3 closed sides each—more than double the 5.3 average of all competing agents in the survey.

“You can’t say enough about the quality and productivity of REMAX agents,” Carlson says. “That’s the starting point for everything else.”

Incredible Energy

Despite closing more than 1.56 million residential transaction sides last year (and 1.63 million total)—rein-forcing the longtime tagline that “Nobody in the World Sells More Real Estate than REMAX”**—the brand continues to innovate and evolve, especially under Carlson and his leadership team.

“We’re a 53-year-old brand with the heart of a startup,” Lim says. “We’ve built great momentum in the past year.”

When he arrived as chief growth officer in February 2025, Lim brought impressive industry experience to his role. He’s the former president of Christie’s International Real Estate, president of @properties, and found-er and CEO of Climb Real Estate, which was acquired by a Realogy subsidiary (later Anywhere) in 2016. Since Lim’s arrival, he and Lee have championed the idea of modernizing and elevating the brand’s look, feel and image.

“How you show up and present yourself is a major differentiator in our industry,” says Lim, whose online innovations include Global Passport, a showcase of extraordinary REMAX listings from around the world. “It’s true in marketing, on social media and in real life. We’re changing the way people experience REMAX. We’re bringing a creative, luxury mindset to every interaction.”

Lim doesn’t just talk about interactions. He’s launched an ambitious new project called the 365 Tour, during which he’ll visit 365 REMAX offices in the course of a year.

“Like all of our leaders, I’m a big believer in the power of social media and strategic digital marketing, but I also see the undeniable value of face-to-face conversations,” says Lim, who in addition to his executive roles was a top-producing agent for over 20 years. “Real estate is still a business built on relationships, so we’re hitting the road to speak to as many REMAX affiliates as we can. We want to hear what challenges and opportunities they see in their markets—and how we can help.”

Impactful Products

Over the past year, REMAX leadership has put affiliates at the center of product development, forming several official innovation groups of broker/owners and agents. These groups have weighed in on early concepts, tested live solutions and provided direct feedback—helping ensure that new offerings are both relevant and impactful.

“REMAX affiliates are shaping what we build,” says REMAX EVP of Strategy Travis Saxton. “Their involvement and collaboration have made a tangible difference.”

A major focus is listing visibility. Through a strategic partnership announced in March, REMAX agents across the U.S. can access Zillow Preview, allowing homes to be marketed to consumers before hitting the MLS, where permitted. A related agreement provides deeply discounted access to Zillow Showcase, which elevates the listing experience and exposes properties to Zillow’s 235 million average monthly visitors. Both offerings will be integrated into REMAX Marketing StudioSM, a platform that also includes a brand-enhanced version of Canva, generative AI video creation and social media promotion tools.

Another key offering is Master-PitchSM, a comprehensive listing system developed from techniques Lim refined as a top-producing agent. Rather than focusing solely on presentation, MasterPitch combines strategy, marketing solutions and execution—helping agents articulate their value, differentiate themselves and win listings more consistently.

REMAX also has an optional lead management solution that serves consumers and agents alike. Lead Concierge, launched in late 2024, nurtures remax.com leads—sometimes for up to a year—before delivering them, conversation-ready, to participating agents. Since launch, concierge-man-aged leads have contributed to more than 600 closed transactions.

And for agents exchanging business across the country or around the world, MAXReferSM offers a centralized, AI-assisted referral platform designed to simplify sending, receiving and tracking referrals. Early data suggests the impact is meaningful. Agents participating in MAXRefer have averaged seven more closed transactions than non-users***.

Taken together, the aim of the product suite is clear: Reduce friction, save time and help agents focus on their clients.

“It’s about helping REMAX agents and broker/owners build their businesses,” Carlson says. “We’re constantly working to give them new competitive advantages.”

‘Fired Up’ About the Future

That effort can be seen in the April 27 announcement, which generated a wide range of reactions and buzz—in both the industry and the REMAX community.

Back in Rhode Island, deTonnancourt processed the news like everyone else. And, like many others, he posted his initial reaction on Facebook: “I have always believed that where you place your roots in this industry matters deeply. We chose REMAX because of the people, the brand and the belief that the best of real estate was still ahead. (This news) reinforces every part of that.

“At REMAX Revolution, we are fired up about what this next chapter holds for our agents, our clients and this industry. The next decade of real estate is being written right now.”

For more information, please visit join.remax.com.

* Based on the MMR Strategy Group study of unaided awareness

** As measured by closed residential transaction sides

*** Based on a February 2026 analysis of active REMAX agents. Agents are flagged as MAXRefer participants if they have sent or accepted a referral through MAXRefer (RESAAS) since the program launched in May 2025

Websites Reengineered for Growth [Text Box 1]

What was once a traditional franchisor website has evolved into a REMAX growth engine; remax.com, which attracts more than 93 million annual visitors* and is the industry’s No. 1 most-visited real estate franchisor website**, is far more dynamic than it was just a year ago.

“We didn’t just redesign remax.com—we reengineered it for growth,” says James Schwartz, REMAX senior vice president of marketing. “We focused on what affiliates care about: visibility for their listings, clarity for consumers and more pathways back to the agent. We’re turning inter-est into opportunities and creating a clearer path from curiosity to inquiry.”

The initiative has been transformative. The site has a modern design, technical enhancements, a robust content strategy and AI-fueled inter-activity designed to keep consumers engaged and moving toward contact.

It’s also far more global—over 500,000 listings from around the world were added to remax.com this spring. Remax.ca, the Canadian listings site, draws 28 million annual visitors and has also been modernized this year.

REMAX also provides agent, team and brokerage websites to U.S. and Canadian affiliates for no additional cost—with various optional upgrades introduced this year. Collectively, REMAX websites generate more than 1 million leads a year.

Ultimately, Schwartz says, the changes on remax.com have turned an already invaluable resource into something even better.

“The new experience is clean, modern and mobile-first. It reflects our refreshed brand—with faster pages, clearer choices and a layout that guides consumers to take action,” he says. “Under the hood, we improved our data feeds, strengthened SEO foundations and upgraded core infrastructure. This means more reliable inventory, healthier traffic and a plat-form that can keep scaling.”

*Source: REMAX first-party data for full year 2025

**Source: Based on Comscore report of 2025 data for U.S. real estate franchisor brands website visits in the “Business and Consumer Services/Real Estate” category

Excellence Beyond the U.S. Border [Text Box 2]

With more than 75,000 agents out-side the U.S. and Canada, REMAX is a global network in every sense of the word—and has a presence in over 120 countries and territories around the world.

“Our goal is to deliver world-class real estate professionalism every-where people buy and sell homes or properties,” says Shawna Gilbert, REMAX senior vice president of global and commercial. “Entrepreneurs see so many REMAX global regions, brokerages and agents flourishing, and they want to be part of it.”

The global footprint continues to grow. REMAX franchisees in Europe added the most agents in 2025, followed by those in South America and South Africa. REMAX of Turkey led all global nations in growth last year, adding more than 1,000 agents to reach a total of nearly 9,000.

Earlier this year, in January, that worldwide presence helped fuel the largest brokerage conversion in REMAX history.

In Toronto, a prominent and well-respected real estate family—Vivian Risi, Michelle Risi and Justin Risi—converted their 17 offices, encompassing more than 1,200 agents, to the REMAX brand.

“We’re making the move to REMAX Canada to support our agents and provide them with the global reach, tools and services needed—now and in the future,” Vivian Risi said at the time. “Our agents are working with clients who have global interests and properties, and we want to give them every advantage to compete.”

Canadian market presence and enhanced support services were other big factors.

“It’s been a transformational year in Canada. We’re a network of out-standing Canadian broker/owners and agents doing an amazing job helping families buy and sell homes across the country. We’re also taking our commercial presence to a much higher level,” says REMAX Canada President Don Kottick, who spent six years as president and CEO of Sotheby’s International Realty Canada before joining the network in April 2025.

“We’ve upgraded support services across the board, and in many respects, we’re just getting started. The best is yet to come.”

REMAX by the Numbers [Text Box 3]

2025 year-end stats

Network (totals)

148,660 Agents worldwide

1.63 million+ Transaction sides

8,600+ Offices worldwide

120+ Countries and territories with a REMAX presence

860 New franchise sales

U.S. Agents (averages)

11+ Transaction sides

$125,000+ Commissions

17 Years of experience

10.9 Years with REMAX

Cautionary Disclosure Regarding Forward-Looking Statements

This communication contains certain “forward-looking statements” and “forward-looking information” within the meaning of applicable United States and Canadian securities laws, including Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Forward-looking statements/forward-looking information include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “project,” “estimate,” “potential,” “plan,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” These forward-looking statements/forward-looking information include, but are not limited to, statements related to the expected benefits of the proposed transaction; the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, including the expected leverage of the combined company and the amount and timing of synergies from the proposed transaction; the completion of the transaction and the expected timeline; and the ability to satisfy all closing conditions, including the receipt of required approvals for the transaction. Forward-looking statements/forward-looking information inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements, including statements about the consummation of the proposed transaction and the anticipated benefits thereof. Where, in any forward-looking statement, The Real Brokerage Inc. (“Real”) or RE/MAX Holdings, Inc. (“RE/MAX Holdings”) express an expectation or belief as to future results or events, it is based on Real and/or RE/MAX Holdings’ current plans and expectations, expressed in good faith and believed to have a reasonable basis. However, neither Real nor RE/MAX Holdings can give any assurance that any such expectation or belief will result or will be achieved or accomplished. Important risk factors that may cause such a difference include, but are not limited to: Real’s and RE/MAX Holdings’ ability to consummate the proposed transaction on the expected timeline or at all; Real’s and RE/MAX Holdings’ ability to obtain the necessary regulatory approvals in a timely manner and the risk that such approvals are not obtained or are obtained subject to conditions that are not anticipated; Real’s or RE/MAX Holdings’ ability to obtain approval of their shareholders; the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including in circumstances requiring Real or RE/MAX Holdings to pay a termination fee; the diversion of management time on transaction-related issues; risks related to disruption from the proposed transaction, including disruption of management time from current plans and ongoing business operations due to the proposed transaction and integration matters; the risk that the proposed transaction and its announcement could have an adverse effect on Real’s and RE/MAX Holdings’ ability to retain agents, franchisees and personnel or that there could be potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; potential litigation relating to the proposed transaction that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; the ability of the combined company to achieve the synergies and other anticipated benefits expected from the proposed transaction or such synergies and other anticipated benefits taking longer to realize than anticipated; the ability of the combined company to achieve the expected leverage or such leverage taking longer to realize than anticipated; Real’s ability to integrate RE/MAX Holdings promptly and effectively; anticipated tax treatment, unforeseen liabilities, future capital expenditures, economic performance, future prospects and business and management strategies for the management, expansion and growth of the combined company’s operations; certain restrictions during the pendency of the proposed transaction that may impact Real’s or RE/MAX Holdings’ ability to pursue certain business opportunities or strategic transactions or otherwise operate their respective businesses; and other risk factors detailed from time to time in Real’s and RE/MAX Holdings’ reports filed with the SEC and Real’s reports filed with Canadian securities regulators, including Real’s annual report on Form 40-F, current reports on Form 6-K and other documents filed with the SEC, and RE/MAX Holdings’ annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC and Real’s audited annual financial statements and annual management’s discussion and analysis for the financial year ended December 31, 2025 and Annual Information Form dated March 4, 2026 filed with Canadian securities regulators, including documents that will be filed with the SEC and Canadian securities regulators in connection with the proposed transaction.

These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement/prospectus that will be included in the Registration Statement and the Real management information circular that will each be filed with the SEC and Canadian securities regulators, as applicable, in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the Registration Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements/forward-looking information. You should not place undue reliance on any of these forward-looking statements/forward-looking information as they are not guarantees of future performance or outcomes; actual performance and outcomes, including, without limitation, Real’s or RE/MAX Holdings’ actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which Real or RE/MAX Holdings operate, may differ materially from those made in or suggested by the forward-looking statements/forward-looking information contained in this communication. Neither Real nor RE/MAX Holdings assumes any obligation to publicly provide revisions or updates to any forward-looking statements/forward-looking information, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Neither future distribution of this communication nor the continued availability of this communication in archive form on Real’s or RE/MAX Holdings’ website should be deemed to constitute an update or re-affirmation of these statements as of any future date.

Important Information and Where to Find It

In connection with the proposed transaction between Real and RE/MAX Holdings, Real and RE/MAX Holdings will file relevant materials with the SEC and Canadian securities regulators, as applicable, including a management information circular of Real and a registration statement on Form S-4 (the “Registration Statement”) that will include a proxy statement of RE/MAX Holdings and prospectus of Real REMAX Group. Real’s management information circular will be mailed to securityholders of Real and the proxy statement/prospectus will be mailed to shareholders of each of RE/MAX Holdings and Real, in each case seeking their respective approval of the proposed transaction and other related matters. This communication is not a substitute for the Registration Statement, the proxy statement/prospectus, the Real management information circular or any other document that Real or RE/MAX Holdings (as applicable) may file with the SEC and Canadian securities regulators, as applicable, in connection with the proposed transaction.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF REAL AND RE/MAX HOLDINGS ARE URGED TO READ THE REGISTRATION STATEMENT, THE REAL MANAGEMENT CIRCULAR, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORS, AS APPLICABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Registration Statement, the Real management information circular and the proxy statement/prospectus (when they become available), as well as other filings containing important information about Real or RE/MAX Holdings, without charge at the SEC’s Internet website (http://www.sec.gov) and under Real’s profile on SEDAR+ at www.sedarplus.ca, as applicable. Copies of the documents filed with the SEC and the Canadian securities regulators by Real will be available free of charge on Real’s internet website at https://investors.onereal.com or by contacting Real’s investor relations contact at investors@therealbrokerage.com. Copies of the documents filed with the SEC by RE/MAX Holdings will be available free of charge on RE/MAX Holdings’ internet website at https://investors.remaxholdings.com or by contacting RE/MAX Holdings’ investor relations contact at investorrelations@remax.com. The information included on, or accessible through, Real’s website or RE/MAX Holdings’ website is not incorporated by reference into this communication or Real’s and RE/MAX Holdings’ respective filings with the SEC and Canadian securities regulators, as applicable.

Participants in the Solicitation

Real, RE/MAX Holdings, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Real is set forth in its management information circular for its 2026 annual meeting of shareholders, which was filed with the Canadian securities regulators on April 24, 2026 (the “Real Annual Meeting Circular”) and in its Form 6-K, which was filed with the SEC on April 24, 2026. Please refer to the sections captioned “Election of Directors,” “Statement of Corporate Governance Practices,” and “Compensation Discussion and Analysis” in the Real Annual Meeting Circular. To the extent holdings of such participants in Real’s securities have changed since the amounts described in the Real Annual Meeting Circular, such changes have been reflected on a Notice of Proposed Sale of Securities pursuant to Rule 144 under the U.S. Securities Act on Form 144 filed with the SEC and in insider reports filed with the Canadian securities regulators on SEDI at wwww.sedi.ca. Information about the directors and executive officers of RE/MAX Holdings is set forth in its proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 3, 2025 (the “RE/MAX Holdings Annual Meeting Proxy Statement”) and in its Form 8-K, which was filed with the SEC on May 20, 2025. Please refer to the sections captioned “Corporate Governance,” “Director Compensation,” “Information about Executive Officers,” “Compensation Discussion and Analysis,” “Stock Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” in the RE/MAX Holdings Annual Meeting Proxy Statement. To the extent holdings of such participants in RE/MAX Holdings’ securities have changed since the amounts described in the RE/MAX Holdings Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=1581091&owner=exclude under the tab “Ownership Disclosures.” These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the Real management circular and the proxy statement/prospectus and the other relevant materials filed with the SEC and Canadian securities regulators, as applicable, when they become available.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act and otherwise in accordance with applicable Canadian securities laws.